    As filed with the Securities and Exchange Commission on January 14, 1999

                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           GLOBAL VACATION GROUP, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

            NEW YORK                                     13-1894567
----------------------------------         -------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                      1420 NEW YORK AVENUE, N.W., SUITE 550
                             WASHINGTON, D.C. 20005
                    (Address of principal executive offices)

               GLOBAL VACATION GROUP, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plans)

                                 ROGER H. BALLOU
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           GLOBAL VACATION GROUP, INC.
                      1420 NEW YORK AVENUE, N.W., SUITE 550
                             WASHINGTON, D.C. 20005
                                 (202) 347-1800
           -----------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             DAVID B.H. MARTIN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

======================  ==================  =======================  ======================  ========================
                                                   Proposed                Proposed
  Title of securities      Amount to be        maximum offering        maximum aggregate           Amount of
   to be registered         registered        price per share (1)      offering price (1)      registration fee (1)
----------------------  ------------------  -----------------------  ----------------------  ------------------------
     COMMON STOCK,
    PAR VALUE $.01           2,000,000              $12.59                 $25,180,000               $7,001
======================  ==================  =======================  ======================  ========================

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 1,637,819 shares of the Registrant's Common Stock being offered under outstanding options at a weighted average exercise price of $13.22 and
(ii) 362,181 shares of the Registrant's Common Stock being offered at an estimated exercise price of $9.75 based on the average of the high and low prices per share of the Registrant's Common Stock as reported on January 7, 1999 on The New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Global Vacation Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

         (a) The Registrant's final prospectus dated July 31, 1998 as filed with the Commission pursuant to Rule 424(b) of the Securities Act;

         (b) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on July 28, 1998;

         (c) The Registrant's quarterly report on Form 10-Q for the three months ended June 30, 1998 as filed with the Commission on September 14, 1998; and

         (d) The Registrant's quarterly report on Form 10-Q for the three months ended September 30, 1998 as filed with the Commission on November 12, 1998.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).


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

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "NYBCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. These sections (i) provide that the statutory indemnification and advancement of expenses provisions of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, (ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation, and in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

         As permitted by Section 721 of the NYBCL, the Registrant's Amended and Restated By-laws (the "By-laws") provide that the Registrant shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding under the circumstances permitted by the NYBCL.

         The Registrant's Restated Certificate of Incorporation further provides that no director of the Registrant shall be held personally liable to the Registrant or its shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to such director establishes that (i) such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or (iii) such director's acts violated Section 719 of the NYBCL.

         The Registrant has purchased directors' and officers' liability insurance on behalf of its directors and officers.

                                      * * *

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number       Description
         -------      -----------

         4.1          Restated Certificate of Incorporation of the
                      Registrant (filed as Exhibit 3.1 to the Registrant's
                      Quarterly Report on Form 10-Q (File No. 1-14353), as filed with the Commission on September 14, 1998 and incorporated herein by reference)

         4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration
                      Statement on Form S-1 (File No. 333-52673) and incorporated herein by reference)

         4.3          Form of Common Stock Certificate of the Registrant
                      (filed as Exhibit 4.1 to the Registrant's
                      Registration Statement on Form 8-A (File No.
                      1-14353), as filed with the Commission on July 28, 1998 and incorporated herein by reference)

         4.4 Global Vacation Group, Inc. 1998 Stock Option Plan (filed as Exhibit 10.14 to the Registrant's Registration
                      Statement on Form S-1 (File No. 333-52673) and incorporated herein by reference)

         5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

         23.1 Consent of Arthur Andersen LLP (Financial Statements of the Registrant)

         23.2 Consent of Arthur Andersen LLP (Financial Statements of Classic Custom Vacations, Inc.)

         23.3 Consent of Arthur Andersen LLP (Financial Statements of Haddon Holidays, Inc.)

         23.4         Consent of Deloitte & Touche LLP (Financial
                      Statements of Classic Custom Vacations, Inc.)

         23.5         Consent of PricewaterhouseCoopers LLP (Financial
                      Statements of MTI Vacations, Inc.)

         23.6         Consent of Hogan & Hartson L.L.P. (included in
                      Exhibit 5.1)

         24.1         Power of Attorney (included at page 8)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 12th day of January, 1999.

                                        GLOBAL VACATION GROUP, INC.


                                  BY:   /s/ Roger H. Ballou
                                        ----------------------------------------
                                        Roger H. Ballou
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger H. Ballou and Walter S. Berman, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                              TITLE                                            DATE
            ---------                                              -----                                            ----
     /s/ Roger H. Ballou                              Chairman and Chief Executive Officer                   January 12, 1999
--------------------------------------                   (Principal executive officer)
            Roger H. Ballou


     /s/ Walter S. Berman                          Executive Vice President, Finance and Chief               January 12, 1999
--------------------------------------               Financial Officer (Principal financial
            Walter S. Berman                                and accounting officer)



     /s/ Kenneth M. Duberstein
--------------------------------------
            Kenneth M. Duberstein                                    Director                                January 12, 1999



     /s/ Frederic V. Malek
--------------------------------------
            Frederic V. Malek                                        Director                                January 12, 1999



     /s/ Carl J. Rickertsen
--------------------------------------
            Carl J. Rickertsen                                       Director                                January 12, 1999



     /s/ James M. Sullivan
--------------------------------------
            James M. Sullivan                                        Director                                January 12, 1999




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




                                                                   EXHIBIT INDEX

Exhibit
Number        Description                                                                       Page
-------       -----------                                                                       ----
4.1           Restated Certificate of Incorporation of the Registrant (filed as                   *
              Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (File No.
              1-14353), as filed with the Commission on September 14, 1998 and incorporated herein by reference)

4.2           Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to              *
              the Registrant's Registration Statement on Form S-1 (File No.
              333-52673) and incorporated herein by reference)

4.3           Form of Common Stock Certificate of the Registrant (filed as Exhibit                *
              4.1 to the Registrant's Registration Statement on Form 8-A (File No.
              1-14353), as filed with the Commission on July 28, 1998 and incorporated herein by reference)

4.4           Global Vacation Group, Inc. 1998 Stock Option Plan (filed as Exhibit                *
              10.14 to the Registrant's Registration Statement on Form S-1 (File No.
              333-52673) and incorporated herein by reference)

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

23.1          Consent of Arthur Andersen LLP (Financial Statements of the Registrant)

23.2          Consent of Arthur Andersen LLP (Financial Statements of Classic Custom
              Vacations, Inc.)

23.3          Consent of Arthur Andersen LLP (Financial Statements of Haddon
              Holidays, Inc.)

23.4          Consent of Deloitte & Touche LLP (Financial Statements of Classic
              Custom Vacations, Inc.)

23.5          Consent of PricewaterhouseCoopers LLP (Financial Statements of MTI
              Vacations, Inc.)

23.6          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1          Power of Attorney (included at page 8)

* Incorporated by reference.



                                     - 9 -